EXHIBIT 10.2

                                 TRANCHE C NOTE

                                 TEXOIL COMPANY

                         10% SENIOR SECURED EXCHANGEABLE
                             GENERAL OBLIGATION NOTE

No. EN-5                                                          May 21, 1997
________

            FOR VALUE RECEIVED, the undersigned, TEXOIL COMPANY, a Tennessee corporation (the "COMPANY"), hereby promises to pay to RIMCO PARTNERS, L.P., a Delaware limited partnership (the "TRANCHE C NOTEHOLDER"), or registered assigns, the principal sum of ____________________________ and NO/100 DOLLARS ($__________), or, if less, the aggregate unpaid principal amount of all Tranche C Advances (as defined in the Note Purchase Agreement referred to below) made by the Tranche C Noteholder under this Tranche C Note, together with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid principal balance hereof at the rate of ten percent (10%) per annum from the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or interest, at a rate per annum equal to fifteen percent (15%); PROVIDED, HOWEVER, in no event shall such rate of interest ever exceed the Highest Lawful Rate (as defined in the Note Purchase Agreement referred to below).

            This Tranche C Note shall be due and payable as follows:

            (a) commencing on June 1, 1997, on the first day of each month, a payment equal to all accrued, but unpaid interest hereon shall be due and payable; and

            (b) on September 1, 1999, the unpaid principal balance hereof, together with all accrued, but unpaid interest hereon, shall be fully and finally due and payable.

            This Tranche C Note is one of a series of Tranche C Notes (herein called the "TRANCHE C NOTES") issued pursuant to the Amended and Restated Note Purchase Agreement dated of even date herewith (as from time to time amended, the "NOTE PURCHASE AGREEMENT"), among the Company, Texoil, Inc., a Nevada corporation ("PARENT"), and the Noteholders named therein and is entitled to the benefits, and otherwise subject to the provisions, thereof, including, without limitation, the limitations on interest set forth in SECTION 14.05 thereof. This Tranche C Note is secured by the Security Documents referred to in the Note Purchase Agreement.

                                                           Exhibit 10.2 - Page 1
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            This Tranche C Note is exchangeable for shares of common stock of
Parent upon the terms and conditions of that certain Amended and Restated Guaranty and Exchange Agreement dated of even date herewith among Parent, the Company and the Noteholders named therein.

            All payments made by the Company on this Tranche C Note shall be applied first, to the accrued, but unpaid interest hereon, and the remainder, if any, shall be applied to the principal balance hereof. The Company does not have the right to prepay this Tranche C Note, in whole or in part, prior to maturity.

            Payments of principal of and interest on this Tranche C Note are to be made in lawful money of the United States of America at the places designated in the Note Purchase Agreement.

            This Tranche C Note is a registered Tranche C Note and, as provided in the Note Purchase Agreement, upon surrender of this Tranche C Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Tranche C Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Tranche C Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal and other amounts outstanding under this Tranche C Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

            This Tranche C Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

                                    TEXOIL COMPANY

                                    By: ____________________
                                          Ruben Medrano
                                          President

                                                           Exhibit 10.2 - Page 2